Exhibit 99.1

Celldex Therapeutics Announces Additions to the Board of Directors and Senior Management Team

HAMPTON, N.J., June 16, 2017 — Celldex Therapeutics, Inc. (NASDAQ: CLDX) today announced additions to the Board of Directors and senior management team:

•                  Keith L. Brownlie was elected to the Company’s Board of Directors at Celldex’s 2017 Annual Meeting of Stockholders held yesterday. Mr. Brownlie was employed by the accounting firm Ernst & Young LLP from 1974 to 2010, where he served as audit partner for numerous public companies and was the Life Sciences Industry Leader for the New York metropolitan area.

•                  Sam Martin has been promoted to Senior Vice President and Chief Financial Officer, effective July 1, 2017. Mr. Martin joined Celldex in April 2009 and currently serves as Vice President, Finance. As previously announced, Mr. Martin will assume the responsibilities of Avery “Chip” Catlin, who is retiring on June 30, 2017.

•                  Sarah Cavanaugh has been promoted to Senior Vice President, Corporate Affairs and Administration. Ms. Cavanaugh joined Celldex in August 2012 as Vice President of Investor Relations and Corporate Communications. She will continue fulfilling those responsibilities and will assume leadership for human resources, employee relations, organizational development and internal communications.

“Keith brings an exceptional background in finance and accounting within the life sciences industry,” said Larry Ellberger, Chairman of the Board of Directors at Celldex Therapeutics. “We believe he will be a valuable addition to the Board of Directors as a whole, and in particular, to the audit committee, which he will chair.”

“Sam’s expertise in corporate finance and established leadership at Celldex over the last eight years has been critical to the organization. His knowledge of our business has ensured a smooth transition with Chip’s pending retirement,” said Anthony Marucci, Co-founder, President and Chief Executive Officer of Celldex Therapeutics. “For five years, Sarah has led our investor relations group and provided communications counsel throughout the company. During that time, she has played an increasing role in organizational development and will be instrumental in ensuring that we further strengthen the culture of Celldex and develop our people. I look forward to continuing to work with them both in their new capacities.”

Mr. Brownlie retired from Ernst & Young in 2010. He currently serves as a member of the boards of directors and chairman of the audit committees for two publicly-held biopharmaceutical companies—Soligenix, Inc. and RXi Pharmaceuticals Corporation, and he previously served in the same capacity for the publicly-held EpiCept Corporation and Cancer Genetics, Inc. Mr. Brownlie received a B.S. in Accounting from Lehigh University and is a Certified Public Accountant.

Mr. Martin joined Celldex as the Director of Financial Reporting, Planning and Analysis in April 2009 and has held roles of increasing responsibility and leadership. Prior to joining Celldex, Mr. Martin served as the Director of Finance and Corporate Compliance for Alseres Pharmaceuticals, Inc., where he was responsible for managing the financial and SEC reporting and the annual budget and planning process. Mr. Martin began his career at Ernst & Young LLP, holding various positions prior to completing his tenure as Audit Manager, where he provided audit, review, due diligence and consulting services to public and private companies in the biotechnology, medical device, health care, high technology, manufacturing and consumer product industries. Mr. Martin received an M.B.A. from Boston University, a B.S. from Skidmore College and is a Certified Public Accountant.

Prior to joining Celldex, Ms. Cavanaugh served from 2007 to 2012 as a Vice President at MacDougall Biomedical Communications, a strategic communications and investor relations firm for the life sciences industry, where she developed and implemented programs for more than 20 biopharmaceutical companies and served as the in-house oncology expert. Ms. Cavanaugh has served in a number of leadership positions in the health care and life sciences industry, including Director of Corporate Communications for Point Therapeutics, an oncology-focused biotech company, and Director of Corporate Communications for Fallon Community Health Plan, a leading Massachusetts managed care organization. She began her health care career at the American Cancer Society, holding various positions providing leadership in physician education, corporate communications, government relations and marketing. She completed her tenure there as Division Communications and Marketing Director for the Mid-South Division, where she was responsible for managing the efforts of marketing and communications staff across six states. Throughout her career, Ms. Cavanaugh has played a leadership role in organizational development and employee relations/communication. Ms. Cavanaugh received her B.A. from the University of New Hampshire.

About Celldex Therapeutics, Inc.

Celldex is developing targeted therapeutics to address devastating diseases for which available treatments are inadequate. Our pipeline is built from a proprietary portfolio of antibodies and immunomodulators used alone and in strategic combinations to create novel, disease-specific therapies that induce, enhance or suppress the body’s immune response. Visit www.celldex.com.

Forward Looking Statement

This release contains “forward-looking statements” made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These statements are typically preceded by words such as “believes,” “expects,” “anticipates,” “intends,” “will,” “may,” “should,” or similar expressions. These forward-looking statements reflect management’s current knowledge, assumptions, judgment and expectations regarding future performance or events. Although management believes that the expectations reflected in such statements are reasonable, they give no assurance that such expectations will prove to be correct or that those goals will be achieved, and you should be aware that actual results could differ materially from those contained in the forward-looking statements. Forward-looking statements are subject to a number of risks and uncertainties, including, but not limited to, our ability to successfully integrate the business and programs of Kolltan with our business and programs; our ability to successfully complete research and further development and commercialization of glembatumumab vedotin and other Company drug candidates; our ability to obtain additional capital to meet our long-term liquidity needs on acceptable terms, or at all, including the additional capital which will be necessary to complete the clinical trials that we have initiated or plan to initiate; the uncertainties inherent in clinical testing and accruing patients for clinical trials; our limited experience in bringing programs through Phase 3 clinical trials; our ability to manage and successfully complete multiple clinical trials and the research and development efforts for our multiple products at varying stages of development; the availability, cost, delivery and quality of clinical and commercial grade materials produced by our own manufacturing facility or supplied by contract manufacturers, who may be our sole source of supply; the timing, cost and uncertainty of obtaining regulatory approvals; our ability to maintain and derive benefit from the Fast Track designation for glembatumumab vedotin which does not change the standards for regulatory approval or guarantee regulatory approval on an expedited basis, or at all; the failure of the market for the Company’s programs to continue to develop; our ability to protect the Company’s intellectual property; the loss of any executive officers or key personnel or consultants; competition; changes in the regulatory landscape or the imposition of regulations that affect the Company’s products; and other factors listed under “Risk Factors” in our annual report on Form 10-K and quarterly reports on Form 10-Q.

All forward-looking statements are expressly qualified in their entirety by this cautionary notice. You are cautioned not to place undue reliance on any forward-looking statements, which speak only as of the date of this release. We have no obligation, and expressly disclaim any obligation, to update, revise or correct any of the forward-looking statements, whether as a result of new information, future events or otherwise.

Company Contact

Sarah Cavanaugh
Senior Vice President, Corporate Affairs and Administration
 Celldex Therapeutics, Inc.
(781) 433-3161
scavanaugh@celldex.com

Charles Liles

Associate Director, Investor Relations & Corp Communications

Celldex Therapeutics, Inc.

(781) 433-3107

cliles@celldex.com

Media Contact

Dan Budwick

Founder, 1AB Media

(973) 271-6085

dan@1abmedia.com